Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-81774, 333-112823, 333-114274, 333-114274-01 and 333-114274-02) and the Registration Statements on Form S-8 (Nos. 333-50793, 333-72156 and 333-101506) of Ameren Corporation of our report dated February 22, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
March 9, 2005